                                                                    EXHIBIT 99.1


PRELIMINARY PROXY

                         INTERLINQ SOFTWARE CORPORATION

             THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF SHAREHOLDERS ON APRIL __, 1999

The undersigned hereby appoint(s) Jiri M. Nechleba and Stephen A. Yount and each of them as proxies, with full power of substitution, to represent and vote as designated all shares of Common Stock of INTERLINQ Software Corporation (the "Company") held of record by the undersigned on February __, 1999 at the Special Meeting of Shareholders of the Company to be held at the Company's principal offices at 11980 N.E. 24th Street, Bellevue, Washington, at __ a.m. Pacific Standard Time on April __, 1999, or any adjournment or postponement thereof, with authority to vote upon the matters listed on the other side of this proxy card and with discretionary authority as to any other matters that may properly come before the meeting.

               IMPORTANT - PLEASE DATE AND SIGN ON THE OTHER SIDE



--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                                                            Please mark
                                                            your votes as
                                                            indicated on  [X]
                                                            this example


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE PROPOSALS.

(1) PROPOSAL TO APPROVE THE AGREEMENT        FOR  AGAINST   ABSTAIN
    AND PLAN OF MERGER DATED DECEMBER 29,    [ ]    [ ]       [ ]
    1998 BETWEEN THE COMPANY AND TERLIN,
    INC. AND THE MERGER.

(2) PROPOSAL TO APPROVE THE REVERSE STOCK    FOR  AGAINST   ABSTAIN
    SPLIT AS CONTEMPLATED BY THE AGREEMENT   [ ]    [ ]       [ ]
    AND PLAN OF MERGER DATED DECEMBER 29,
    1998 BETWEEN THE COMPANY AND TERLIN, INC.



                                        SHARES REPRESENTED BY THIS PROXY WILL BE
                                        VOTED AS DIRECTED BY THE SHAREHOLDER IN
                                        THE SPACE PROVIDED. IF NO DIRECTION IS
                                        GIVEN, THIS PROXY WILL BE VOTED "FOR"
                                        EACH OF THE PROPOSALS.


Signatures(s): ___________________________________________ Date: _______________

Please sign your name exactly as it appears hereon. Attorneys, trustees, executors and other fiduciaries acting in a representative capacity should sign their names and give their titles. An authorized person should sign on behalf of corporations, partnerships, associations, etc., and give his or her title.
If your shares are held by two or more persons, each person must sign. Receipt of the notice of meeting and proxy statements is hereby acknowledged.
--------------------------------------------------------------------------------
                             *FOLD AND DETACH HERE*